State Auto Financial reports

fourth quarter and year 2013 results

•	Quarterly income of $0.40 per share

•	Quarterly GAAP combined ratio of 102.1

•	Return on equity of 8.0%

•	Book value per share of $19.27

Columbus, Ohio (February 20, 2014) – State Auto Financial Corporation (Nasdaq:STFC) today reported fourth quarter 2013 net income of $16.4 million, or $0.40 per diluted share, versus net income of $20.9 million, or $0.51 per diluted share, for the fourth quarter of 2012. Net income from operations1 per diluted share for the fourth quarter 2013 was $0.28 versus net income from operations1 of $0.38 for the same 2012 period.

STFC’s GAAP combined ratio for the fourth quarter 2013 was 102.1 versus 101.7 for the fourth quarter of 2012. Catastrophe losses during the fourth quarter 2013 accounted for 1.5 points of the 68.8 total loss ratio points, or $4.1 million, versus 2.2 points of the total 68.7 loss ratio points, or $5.9 million, for the same period in 2012. Non-catastrophe losses included $15.3 million, or 5.8 loss ratio points, of loss and loss expense reserve strengthening for prior accident years on program business written through Risk Evaluation & Design LLC (RED), a wholly owned subsidiary of State Automobile Mutual Insurance Company. The reserve increase related primarily to a large restaurant program and a commercial auto trucking program, both of which were terminated in 2012 and have been run off.

The State Auto Group’s homeowners quota share reinsurance arrangement increased STFC’s underwriting loss by $13.3 million or 4.6 points2 on the combined ratio. Pursuant to this arrangement, STFC ceded $41.1 million of written premium, $44.1 million of earned premium, $3.5 million of catastrophe losses and $14.5 million of non-catastrophe losses, and recognized $12.8 million of ceded commissions. This cession decreased STFC’s overall catastrophe loss ratio 1.0 points, increased the overall non-catastrophe loss ratio 5.0 points and increased the overall expense ratio 0.6 points.

Net written premium for the fourth quarter of 2013 decreased 1.2% over the same period in 2012. By segment, net written premium for the fourth quarter of 2013 decreased 3.9% for personal insurance, increased 3.7% for business insurance and decreased 3.4% for specialty insurance from the same period in 2012. The decline in the personal insurance segment was driven by agency management actions associated with executing our homeowners strategy. Business insurance production remains strong, principally driven by higher average new business premium, increased renewal pricing and a recovering economy. The specialty insurance segment decline was driven by a 32.1% decline in Programs unit premiums resulting from the termination of several programs written through the former RED unit during 2012.

EXHIBIT 99.1

News Release

Contact

Tara Shull

Investor Relations and Finance Director

614.917.4478 F 614.887.1793

Tara.Shull@StateAuto.com

Kyle Anderson

AVP/Director of Corporate Communication

614.917.5497 M 614.477.5301

Kyle.Anderson@StateAuto.com

Corporate Headquarters

518 E. Broad St.

Columbus, OH 43215

614.464.5000

800.444.9950

For additional information:

StateAuto.com/STFC

facebook.com/StateAuto

twitter.com/StateAuto

– CONTINUED –

State Auto Financial reports fourth quarter and year 2013 results, Feb. 20, 2013

For the year 2013, STFC had net income of $60.8 million, or $1.49 per diluted share, compared to net income of $10.7 million, or $0.26 per diluted share, for the same 2012 period. STFC’s GAAP combined ratio for 2013 was 101.8 compared to 107.9 for the same 2012 period. Catastrophe losses accounted for 3.4 points, or $36.3 million, during 2013, compared to 6.4 points, or $67.1 million, during 2012. The 2013 and 2012 catastrophe losses both included favorable prior accident years’ development which reduced the loss ratio by 0.5 points, or $5.4 million for 2013, and 1.0 points, or $10.4 million for 2012. Non-catastrophe favorable reserve development reduced the loss ratio by 1.5 points, or $15.8 million for 2013, and 0.6 points, or $6.5 million for 2012. Non-catastrophe losses included $21.3 million, or 2.0 loss ratio points, of loss and loss expense reserve strengthening for prior accident years on program business written through RED.

For the year 2013, the homeowners quota share reinsurance arrangement increased STFC’s underwriting loss by $32.9 million and added 2.8 points3 on the combined ratio. Pursuant to the arrangement, STFC ceded $176.9 million of written premium, $177.0 million of earned premium, $22.7 million of catastrophe losses and $70.0 million of non-catastrophe losses, and recognized $51.4 million of ceded commissions. This cession reduced STFC’s overall catastrophe loss ratio 1.4 points, increased the overall non-catastrophe loss ratio 3.6 points and increased the overall expense ratio 0.6 points.Net written premium for year 2013 increased 0.6% compared to the same 2012 period. For the year 2013, net written premium decreased 0.9% for the personal insurance segment, increased 7.3% for the business insurance segment and decreased 6.1% for the specialty insurance segment from the same period in 2012. Business insurance production for the year 2012 included $7.2 million of unearned premium transferred from terminating an umbrella quota share reinsurance arrangement effective July 1, 2012. The specialty insurance segment decline was due to the termination of several programs written through the former RED unit during 2012.

STFC’s book value was $19.27 per share as of Dec. 31, 2013, an increase of $1.20 per share from STFC’s book value on Sept. 30, 2013. Book value per share as of Dec. 31, 2013, included a reduction of $2.03 for a deferred tax asset valuation allowance. Return on stockholders’ equity for the twelve months ended Dec. 31, 2013, was 8.0% compared to 1.5% for the twelve months ended Dec. 31, 2012.

STFC President, Chairman and CEO Bob Restrepo commented on the quarter as follows:

“State Auto Financial Corporation finished 2013 with net income for the quarter and year. STFC’s results demonstrated strong fundamentals, led by improved ex-catastrophe loss ratios. For the year, our combined ratio was 101.8%. Excluding the impact of RED and the homeowner quota share treaty, our combined ratio was a strong 96.5%4.

“During the first three quarters of 2013 we strengthened RED reserves by $6 million, and an additional $15 million in the fourth quarter, due to increased loss development in a large restaurant and commercial auto trucking program. Both have been terminated and run-off.

– CONTINUED –

State Auto Financial reports fourth quarter and year 2013 results, Feb. 20, 2013

“Consistent with recent quarters, Personal Insurance production slowed due to pricing and agency management actions. While policies in force fell 2.1% for the quarter and 6.6% for the year, net written premium was down just 0.9% for the year. Retention is 77.9%, down 2.0 points over 2012, driven by terminated agencies. The personal auto loss ratio increased during 2013 and is a major focus for 2014. We’ve been aggressively addressing problem states. States representing almost 90% of the written premium are profitable and achieving targeted returns. Rates increased over 7% in 2013 and our loss trends continue to be benign. Homeowners profitability is gratifying given our multi-year effort to improve this book, which has been reshaped to improve future performance and profitability.

“Business Insurance production remains solid, as we continue to increase price and write larger accounts. Written premium for the quarter was up 3.7%, and 7.3% for the year. Our restructured large account unit and focus on specific market segments are creating new sales activity and higher new business premium. Improved productivity for small accounts with premium below $2,500 is improving our expense ratio and giving underwriters capacity to work on larger accounts. Rate, as measured by price per exposure, increased 7.5% for the year and was a major driver in written premium growth. The business loss ratio improved 6.5% points compared to 2012. We continue our broadened risk and market focus, more disciplined pricing and enhanced automation toward producing desired results.

“Our Specialty Insurance segment, excluding RED, continued its exceptional growth and profitability. Casualty excess and surplus (E&S) lines continued to produce strong profits and growth as our market expands. Property E&S finished an impressive year, outperforming expectations due to favorable weather, including no hurricanes, and a strong rate environment during the first half of the year. Specialty’s program performance continued to improve. We are pleased with our superior results in our workers compensation business, led by our RTW subsidiary.

“We’re disappointed by the impact of RED on an otherwise strong year for STFC. Ex-catastrophe loss ratios continue to improve and positive momentum continues to build. We remain focused on enhancing shareholder equity and delivering double digit returns.”

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top fourth of all NASDAQ listed companies.

The insurance subsidiaries of State Auto Financial Corporation are part of the State Auto Group. The State Auto Group markets its insurance products throughout the United States, through independent insurance agencies, which include retail agencies and wholesale brokers. The State Auto Group is rated A (Excellent) by the A.M. Best Company and includes State Automobile Mutual, State Auto Property & Casualty, State Auto Ohio, State Auto Wisconsin, Milbank, Meridian Security, Meridian Citizens Mutual, Patrons Mutual, Rockhill Insurance, Plaza Insurance, American Compensation and Bloomington Compensation. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at http://www.StateAuto.com/STFC.

[1]	Net income (loss) from operations, a non-GAAP financial measure which management believes is informative to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and (losses), net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounted to income of $0.12 per diluted share for the fourth quarter 2013 and income of $0.37 per diluted share for 2013 versus income of $0.13 per diluted share for the fourth quarter 2012 and income of $0.46 per diluted share for 2012.

– CONTINUED –

State Auto Financial reports fourth quarter and year 2013 results, Feb. 20, 2013

[2]	Represents a non-GAAP financial measure as to the fourth quarter 2013 combined ratio. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedule 1 that is part of this release.
[3]	Represents a non-GAAP financial measure as to the year 2013 combined ratio. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedule 1 that is part of this release.
[4]	Represents a non-GAAP financial measure as to the year 2013 combined ratio. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable GAAP financial measure is included in Schedule 3B that is part of this release.

STFC has scheduled a conference call with interested investors for Thursday, Feb. 20 at 11 a.m. ET to discuss the company’s fourth quarter and year 2013 performance. Live and archived broadcasts of the call can be accessed at http://www.StateAuto.com/STFC. A replay of the call can be heard beginning at noon, Feb. 20, by calling 888-673-3572. Supplemental schedules detailing the company’s fourth quarter and year 2013 financial, sales and underwriting results are made available on http://www.StateAuto.com/STFC prior to the conference call.

* * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
(In millions, except per share amounts)	2013	2012	2013	2012
Net premiums written	$253.4	$256.6	$1,062.1	$1,055.3

Earned premiums	264.2	267.4	1,055.0	1,042.1
Net investment income	17.4	20.2	72.8	75.4
Net realized gain on investments	7.5	8.2	23.2	29.0
Other income	0.6	0.9	2.0	3.6

Total revenue	289.7	296.7	1,153.0	1,150.1

Income before federal income taxes	16.3	20.9	61.3	10.6
Federal income tax (benefit) expense	(0.1)	—	0.5	(0.1)

Net income	$16.4	$20.9	$60.8	$10.7

Earnings per common share:
- basic	$0.40	$0.52	$1.50	$0.26
- diluted	$0.40	$0.51	$1.49	$0.26
Earnings (loss) per share from operations (A):
- basic	$0.28	$0.39	$1.13	$(0.20)
- diluted	$0.28	$0.38	$1.12	$(0.20)
Weighted average shares outstanding:
- basic	40.7	40.4	40.6	40.4
- diluted	41.1	40.6	40.7	40.5
Return on average equity (LTM)	8.0%	1.5%
Book value per share	$19.27	$18.22
Dividends paid per share	$0.10	$0.10	$0.40	$0.55
Total shares outstanding	40.7	40.5
GAAP ratios:
Cat loss and ALAE ratio	1.5	2.2	3.4	6.4
Non-cat loss and LAE ratio	67.3	66.5	64.8	68.3

Loss and LAE ratio	68.8	68.7	68.2	74.7
Expense ratio	33.3	33.0	33.6	33.2

Combined ratio	102.1	101.7	101.8	107.9

(A) Reconciliation of non-GAAP financial measure:
Net income from operations:
Net income	$16.4	$20.9	$60.8	$10.7
Less net realized gain on investments, less applicable federal income taxes	4.8	5.4	15.1	18.9

Net income (loss) from operations	$11.6	$15.5	$45.7	$(8.2)

Schedule 1

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF HO QS ARRANGEMENT CESSION

(unaudited)

The following table sets forth a reconciliation of the HO QS Arrangement cession on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the HO QS Arrangement had not been in effect for the three and twelve months ended December 31, 2013 and 2012.

	GAAP HO QS Arrangement Cession—Overall Results
	Three Months Ended			Three Months Ended
	December 31, 2013			December 31, 2012
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	As Reported	HO QS Cession	Pro Forma without HO QS Cession
Earned Premiums	$264.2	$44.1	$308.3	$267.4	$40.4	$307.8
Losses and LAE Incurred:
Cat loss and ALAE	4.1	3.5	7.6	5.9	2.0	7.9
Non-cat loss and LAE	177.8	14.5	192.3	178.0	14.2	192.2

Loss and LAE	181.9	18.0	199.9	183.9	16.2	200.1
Acquisition and operating expenses	88.1	12.8	100.9	88.3	11.7	100.0

Net underwriting (loss) gain	(5.8)	13.3	7.5	(4.8)	12.5	7.7

Cat loss and ALAE ratio	1.5%	8.0%	2.5%	2.2%	5.0%	2.6%
Non-cat loss and LAE ratio	67.3%	32.9%	62.3%	66.5%	35.1%	62.4%

Loss and LAE ratio	68.8%	40.9%	64.8%	68.7%	40.1%	65.0%
Expense ratio	33.3%	29.0%	32.7%	33.0%	29.0%	32.5%

Combined ratio	102.1%	69.9%	97.5%	101.7%	69.1%	97.5%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2013			December 31, 2012
($ millions)	As Reported	HO QS Cession	Pro Forma without HO QS Cession	As Reported	HO QS Cession	Pro Forma without HO QS Cession
Earned Premiums	$1,055.0	$177.0	$1,232.0	$1,042.1	$166.2	$1,208.3
Losses and LAE Incurred:
Cat loss and ALAE	36.3	22.7	59.0	67.1	49.5	116.6
Non-cat loss and LAE	683.5	70.0	753.5	711.2	74.5	785.7

Loss and LAE	719.8	92.7	812.5	778.3	124.0	902.3
Acquisition and operating expenses	354.8	51.4	406.2	345.9	48.2	394.1

Net underwriting (loss) gain	(19.6)	32.9	13.3	(82.1)	(6.0)	(88.1)

Cat loss and ALAE ratio	3.4%	12.9%	4.8%	6.4%	29.8%	9.6%
Non-cat loss and LAE ratio	64.8%	39.5%	61.2%	68.3%	44.8%	65.0%

Loss and LAE ratio	68.2%	52.4%	66.0%	74.7%	74.6%	74.6%
Expense ratio	33.6%	29.0%	33.0%	33.2%	29.0%	32.6%

Combined ratio	101.8%	81.4%	99.0%	107.9%	103.6%	107.2%

Schedule 2

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF RED UNDERWRITING RESULTS

(unaudited)

The following table sets forth a reconciliation of the former RED unit’s underwriting results on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the RED results had been excluded for the three and twelve months ended December 31, 2013 and 2012.

	GAAP Former RED Unit Underwriting Results—Overall Results
	Three Months Ended			Three Months Ended
	December 31, 2013			December 31, 2012
($ millions)	As Reported	RED	Pro Forma without RED	As Reported	RED	Pro Forma without RED
Earned Premiums	$264.2	$1.3	$262.9	$267.4	$20.3	$247.1
Losses and LAE Incurred:
Cat loss and ALAE	4.1	(0.2)	4.3	5.9	0.2	5.7
Non-cat loss and LAE	177.8	17.0	160.8	178.0	28.0	150.0

Loss and LAE	181.9	16.8	165.1	183.9	28.2	155.7
Acquisition and operating expenses	88.1	0.7	87.4	88.3	8.2	80.1

Net underwriting (loss) gain	(5.8)	(16.2)	10.4	(4.8)	(16.1)	11.3

Cat loss and ALAE ratio	1.5%	-13.0%	1.6%	2.2%	1.0%	2.3%
Non-cat loss and LAE ratio	67.3%	1344.7%	61.2%	66.5%	137.9%	60.7%

Loss and LAE ratio	68.8%	1331.7%	62.8%	68.7%	138.9%	63.0%
Expense ratio	33.3%	56.8%	33.2%	33.0%	40.1%	32.4%

Combined ratio	102.1%	1388.5%	96.0%	101.7%	179.0%	95.4%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2013			December 31, 2012
($ millions)	As Reported	RED	Pro Forma without RED	As Reported	RED	Pro Forma without RED
Earned Premiums	$1,055.0	$23.7	$1,031.3	$1,042.1	$97.9	$944.2
Losses and LAE Incurred:
Cat loss and ALAE	36.3	0.3	36.0	67.1	0.7	66.4
Non-cat loss and LAE	683.5	44.6	638.9	711.2	119.5	591.7

Loss and LAE	719.8	44.9	674.9	778.3	120.2	658.1
Acquisition and operating expenses	354.8	8.6	346.2	345.9	38.2	$307.7

Net underwriting (loss) gain	(19.6)	(29.8)	10.2	(82.1)	(60.5)	(21.6)

Cat loss and ALAE ratio	3.4%	1.2%	3.5%	6.4%	0.7%	7.0%
Non-cat loss and LAE ratio	64.8%	188.3%	61.9%	68.3%	122.1%	62.7%

Loss and LAE ratio	68.2%	189.5%	65.4%	74.7%	122.8%	69.7%
Expense ratio	33.6%	36.1%	33.6%	33.2%	39.0%	32.6%

Combined ratio	101.8%	225.6%	99.0%	107.9%	161.8%	102.3%

Schedule 3A

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF RED UNDERWRITING RESULTS AND HO QS ARRANGEMENT CESSION

(unaudited)

The following table sets forth a reconciliation of the former RED unit’s underwriting results and the HO QS Arrangement cession on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the RED results had been excluded and the HO QS Arrangement had not been in effect for the three months ended December 31, 2013 and 2012.

	Three Months Ended
	December 31, 2013
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$264.2	$1.3	$262.9	$44.1	$307.0
Losses and LAE Incurred:
Cat loss and ALAE	4.1	(0.2)	4.3	3.5	7.8
Non-cat loss and LAE	177.8	17.0	160.8	14.5	175.3

Loss and LAE	181.9	16.8	165.1	18.0	183.1
Acquisition and operating expenses	88.1	0.7	87.4	12.8	100.2

Net underwriting (loss) gain	(5.8)	(16.2)	10.4	13.3	23.7

Cat loss and ALAE ratio	1.5%	-13.0%	1.6%	8.0%	2.5%
Non-cat loss and LAE ratio	67.3%	1344.7%	61.2%	32.9%	57.1%

Loss and LAE ratio	68.8%	1331.7%	62.8%	40.9%	59.6%
Expense ratio	33.3%	56.8%	33.2%	29.0%	32.6%

Combined ratio	102.1%	1388.5%	96.0%	69.9%	92.2%

	Three Months Ended
	December 31, 2012
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$267.4	$20.3	$247.1	$40.4	$287.5
Losses and LAE Incurred:
Cat loss and ALAE	5.9	0.2	5.7	2.0	7.7
Non-cat loss and LAE	178.0	28.0	150.0	14.2	164.2

Loss and LAE	183.9	28.2	155.7	16.2	171.9
Acquisition and operating expenses	88.3	8.2	80.1	11.7	91.8

Net underwriting (loss) gain	(4.8)	(16.1)	11.3	12.5	23.8

Cat loss and ALAE ratio	2.2%	1.0%	2.3%	5.0%	2.7%
Non-cat loss and LAE ratio	66.5%	137.9%	60.7%	35.1%	57.1%

Loss and LAE ratio	68.7%	138.9%	63.0%	40.1%	59.8%
Expense ratio	33.0%	40.1%	32.4%	29.0%	31.9%

Combined ratio	101.7%	179.0%	95.4%	69.1%	91.7%

Schedule 3B

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF RED UNDERWRITING RESULTS AND HO QS ARRANGEMENT CESSION

(unaudited)

The following table sets forth a reconciliation of the former RED unit’s underwriting results and the HO QS Arrangement cession on the Company’s overall results and key performance indicators on a pro forma GAAP basis as if the RED results had been excluded and the HO QS Arrangement had not been in effect for the twelve months ended December 31, 2013 and 2012.

	Twelve Months Ended
	December 31, 2013
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$1,055.0	$23.7	$1,031.3	$177.0	$1,208.3
Losses and LAE Incurred:
Cat loss and ALAE	36.3	0.3	36.0	22.7	58.7
Non-cat loss and LAE	683.5	44.6	638.9	70.0	708.9

Loss and LAE	719.8	44.9	674.9	92.7	767.6
Acquisition and operating expenses	354.8	8.6	346.2	51.4	397.6

Net underwriting (loss) gain	(19.6)	(29.8)	10.2	32.9	43.1

Cat loss and ALAE ratio	3.4%	1.2%	3.5%	12.9%	4.9%
Non-cat loss and LAE ratio	64.8%	188.3%	61.9%	39.5%	58.7%

Loss and LAE ratio	68.2%	189.5%	65.4%	52.4%	63.6%
Expense ratio	33.6%	36.1%	33.6%	29.0%	32.9%

Combined ratio	101.8%	225.6%	99.0%	81.4%	96.5%

	Twelve Months Ended
	December 31, 2012
($ millions)	As Reported	RED	Pro Forma without RED	HO QS Cession	Pro Forma without RED and HO QS Cession
Earned Premiums	$1,042.1	$97.9	$944.2	$166.2	$1,110.4
Losses and LAE Incurred:
Cat loss and ALAE	67.1	0.7	66.4	49.5	115.9
Non-cat loss and LAE	711.2	119.5	591.7	74.5	666.2

Loss and LAE	778.3	120.2	658.1	124.0	782.1
Acquisition and operating expenses	345.9	38.2	307.7	48.2	355.9

Net underwriting loss	(82.1)	(60.5)	(21.6)	(6.0)	(27.6)

Cat loss and ALAE ratio	6.4%	0.7%	7.0%	29.8%	10.4%
Non-cat loss and LAE ratio	68.3%	122.1%	62.7%	44.8%	60.0%

Loss and LAE ratio	74.7%	122.8%	69.7%	74.6%	70.4%
Expense ratio	33.2%	39.0%	32.6%	29.0%	32.1%

Combined ratio	107.9%	161.8%	102.3%	103.6%	102.5%